                                                                    EXHIBIT 10.3

                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------


     THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is made and entered into as of the _____ day of __________, 1996, by and between ATRIA COMMUNITIES, INC., a Delaware corporation ("Atria"), and VENCOR, INC., a Delaware corporation ("Vencor").

                                   RECITALS:
                                   --------

     A. Atria is a newly-formed corporation formed for the purpose of acquiring substantially all of the assisted and independent living communities of Vencor (the "Communities").

     B. The parties will convey the Communities to Atria in connection with an initial public offering of shares of Atria's common stock (the "Common Stock").

     C. Atria desires to receive certain services from Vencor to smooth the transition of Atria from being a wholly-owned subsidiary of Vencor to being a separate company.

     D. The parties desire to enter into this Agreement to set forth their understanding with respect to such services which shall be provided by Vencor to Atria in exchange for cash based on the fair market value of the services provided by Vencor to Atria.

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Services. Vencor shall provide those services set forth in Exhibit 1 to this Agreement to Atria. Atria and Vencor may agree to add additional services, if necessary; provided, that, such arrangement is made in writing and executed by both Atria and Vencor. The amount of time that Atria will receive for each such services from Vencor is set forth in Exhibit 1 as full-time equivalents ("FTEs"). If Atria needs more than the amount of FTE's set forth in
Exhibit 1, Atria and Vencor will negotiate in good faith a modification to this Agreement. Notwithstanding the provisions of this Section, Vencor shall not be required to make available any such services to the extent that doing so would unreasonably interfere with the performance by any employee of such employee's duties for such employee's employer or otherwise cause unreasonable burden to such employee's employer. The services to be provided in accordance with this Agreement are based on past utilization of such services and if such usage during the term of this Agreement materially change, the parties to this Agreement will make appropriate modifications to this Agreement.

     2. Payments. Atria shall pay $54,577.08 to Vencor for each month of services to be rendered in the next month by Vencor to Atria on the first of each month. For any period for which such services would be provided to Atria on less than a full-month basis, Atria shall pay the appropriate pro rata amount to Vencor.

     3.  Representations and Warranties.

         a.  Vencor hereby represents to Atria with respect to itself that:

             (1)  it is a corporation duly organized and validly existing;

             (2) it has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

             (3) this Agreement constitutes a valid and legally binding obligation, enforceable with its terms.

         b.  Atria hereby represents and warrants to Vencor as follows:

             (1)  Atria is a corporation duly organized and validly existing;

             (2) Atria has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

             (3) this Agreement constitutes a valid and legally binding obligation of Atria, enforceable in accordance with its terms.

     4.  Term.    The Term of this Agreement shall be for one year from the date of this Agreement; provided, however, that Atria shall have the right to terminate this Agreement upon thirty (30) days' written notice to Vencor at any time. Thirty (30) days prior to the expiration of this Agreement, Atria may give written notice to Vencor that this Agreement shall be extended for an additional one year period; provided, however, that, Atria or Vencor may give sixty (60) days' written notice to the other terminating this Agreement at any time after the first year of this Agreement.

     5.  Miscellaneous.

         a. This Agreement may be modified or amended from time to time only by a written instrument executed by the parties hereto.

         b. Neither Atria nor Vencor shall have any obligation to refer any resident or patients, as the case may be, of either of them or any other person to Atria or Vencor for the provision of any service or item of any kind. Atria and Vencor hereby acknowledge that the compensation for services provided for in this Agreement are set in advance, are consistent with the fair market value in arms-length commercial transactions and are not determined in a manner that takes into account in any way any volume or value of referrals or business generated between the parties.

          c. If Vencor or Atria shall determine upon advice of counsel that the continuation of this Agreement will likely be deemed to be a violation of any applicable federal or state law regarding fraud and abuse, referral prohibitions, or any similar matter, either party upon receiving such advice of counsel may at any time give the other party written notice of such advice and if, after consultation, the parties have not determined to their reasonable satisfaction that no such violation exists and the parties have not amended this Agreement to remove that risk to the other party's reasonable satisfaction, then either party may terminate this Agreement effective as of the date sixty (60) days after its initial written notice to the other party.

          d. Captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof. All references to sections herein shall refer to sections of this Agreement unless the context clearly requires otherwise.

          e. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          f. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflicts of law rule.

          g. This Agreement embodies the entire understanding between the parties hereto with respect to subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

          h. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument.

          g.   This Agreement is not assignable.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              ATRIA COMMUNITIES, INC.
                              A Delaware Corporation


                              By:
                                  -------------------------------------

                              Title:
                                     ----------------------------------


                              VENCOR, INC.
                              A Delaware Corporation


                              By:
                                  -------------------------------------

                              Title:
                                     ----------------------------------

                                   EXHIBIT 1

                   Services To Be Provided By Vencor To Atria
                   ------------------------------------------

                                Full Time        Avg. Comp.      Cost of
Services                       Equivalents      and Benefits     Services
- --------                       -----------      ------------     --------

Staff Accounting                      2.00           $48,000      $96,000
Accounts Payable                      0.50            30,000       15,000
Payroll                               0.25            30,000        7,500
H/R and Benefits                      0.50            60,000       30,000
Risk Management/Insurance             0.25            84,000       21,000
Tax                                   1.00            78,000       78,000
Legal                                 0.50            96,000       48,000
SEC Reporting                         0.25            84,000       21,000
Treasury Support                      0.50            84,000       42,000
Market Planning                       1.25            60,000       75,000
MIS Personnel                         0.50            72,000       36,000
MIS System                                                        100,000
                                      ----              ----         ----

Total before overhead and Profit                                 $569,500

Overhead and Profit (@15%)                                         85,425
                                                                 --------

Total Cost                                                       $654,925
                                                                 ========